Exhibit 99.1

Financial News Release

For Immediate Release

Contact Information:	Investor Inquiries	Media Inquiries
	Jeff Bouchard	Chris Bright
	Pixelworks, Inc.	Pixelworks, Inc.
	Tel: (503) 454-1750 ext. 604	Tel: (503) 454-1750 ext. 594
	E-mail: jeffb@pixelworks.com	E-mail: cbright@pixelworks.com
Web site: www.pixelworks.com

Conference Call at 2 p.m. PDT, July 16, 2003 — Pixelworks will host a conference call at 2 p.m. PDT, July 16, 2003, which can be accessed at (913) 981-5520 and using pass code 143303. The Web broadcast can be accessed by visiting the Investor Relations section of the Company’s website at www.pixelworks.com. For those unable to listen to the live Web broadcast, the Web broadcast will be archived through August 16, 2003. A replay of the conference call will also be available until 12 a.m. PDT, July 19, 2003, and can be accessed by calling (719) 457-0820 using pass code 143303.

Pixelworks Reports Second Quarter 2003 Financial Results; Record Revenue Up 32 Percent Year-Over-Year

•                  Record revenue of $32.6 million in the second quarter increased 32 percent from $24.6 million in the second quarter of 2002

•                  Second quarter GAAP net loss of ($0.2) million, or ($0.00) per basic and diluted share, compared to net income of $1.4 million, or $0.03 per diluted share, in the second quarter of 2002

•                  Pro forma* net income of $1.8 million, or $0.04 per diluted share, increased 8 percent from $1.7 million, or $0.04 per diluted share, in the second quarter of 2002

•                  Record bookings increased 22 percent sequentially led by advanced television bookings up 96 percent

*Pro forma net income (loss), which differs from net income (loss) in accordance with accounting principles generally accepted in the United States of America (GAAP), excludes merger-related expenses and non-cash charges for amortization of purchased developed technology, amortization of assembled workforce, in-process research and development expense, and amortization of deferred stock compensation.  A detailed reconciliation between pro forma and GAAP net income (loss) is included with the attached financial statements.

Tualatin, Ore., July 16, 2003 — Pixelworks, Inc. (NASDAQ:PXLW), a leading provider of system-on-a-chip ICs for the advanced display industry, today announced financial results for the second quarter ended June 30, 2003.

Revenue for the second quarter of 2003 was $32.6 million, a 32 percent increase over revenue of $24.6 million in the second quarter of 2002 and a 2 percent increase from $32.0 million in the first quarter of 2003.

 Net loss in accordance with accounting principles generally accepted in the United States of America (GAAP) in the second quarter of 2003 was ($199,000) or ($0.00) per basic and diluted share.  This compared to net income of $1.4 million, or $0.03 per diluted share, in the second quarter of 2002 and net income of $248,000, or $0.01 per diluted share, in the first quarter of 2003.  Included in the current quarter’s GAAP results were approximately $1.4 million in expenses related to the pending merger with Genesis Microchip.

Pro forma net income for the second quarter of 2003 was $1.8 million, or $0.04 per diluted share.  This compared to pro forma net income of $1.7 million, or $0.04 per diluted share, in the second quarter of 2002 and pro forma net income of $2.4 million, or $0.05 per diluted share, in the first quarter of 2003.  A detailed reconciliation between pro forma and GAAP net income (loss) is included with the attached financial statements.

“The highlight of the quarter came from advanced televisions, where revenues jumped 79 percent sequentially to $8.0 million from $4.5 million in the first quarter and grew to represent approximately 25 percent of second quarter revenue,” said Allen Alley, President, CEO and Chairman of Pixelworks.  “In particular, shipments to LCD TV and progressive scan CRT television manufacturers were up significantly.  Advanced television bookings were also very strong in the quarter, up 96 percent over the prior quarter.  These metrics further reinforce our belief that the advanced television market is continuing to emerge as the largest potential long-term growth opportunity for Pixelworks,” added Alley.

“As anticipated after an unusually strong first quarter, shipments to projector manufacturers declined modestly during the second quarter.  Bookings were very strong, raising our prospects for good growth in the third quarter in this part of our business.  Overall, it was another very solid quarter,” Alley concluded.

Business Outlook for Third Quarter 2003

The following statements are based on current expectations.  These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially.  These statements do not include the potential impact of any investments outside the ordinary course of business, or mergers or acquisitions that may be completed after June 30, 2003.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the company or any other person that the events or circumstances described in such statements are material.  The company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

The business outlook below does not include expenses that would only be incurred if the pending merger with Genesis Microchip were completed in the third quarter because the exact timing of the merger and the magnitude of these expenses cannot be reasonably estimated at this time.

Due to very uncertain and unpredictable economic conditions, it is particularly difficult to predict product demand and other related matters.

•

The Company estimates third quarter revenue will be $34.0 to $36.0 million, a year- over-year increase of 27 to 34 percent. Revenue is highly dependent on a number of factors including, but not limited to, general economic conditions, timely new product introductions, the Company’s ability to secure additional design wins with customers, growth rates in the flat panel monitor, multimedia projector, and advanced television industries, levels of inventory at distributors and customers, and increased supply of products from the Company’s third party foundries.

•

The Company expects gross profit margin in the third quarter to be 44.0 to 45.5 percent of revenue. Excluding an estimated $132,000 in non-cash expenses for the amortization of acquired developed technology resulting from the acquisition of nDSP, pro forma gross profit margin is expected to be 44.4 to 45.9 percent of revenue in the third quarter.  Gross profit margin may be higher or lower than expected due to many factors including, but not limited to, competitive pricing actions, changes in estimated product costs, revenue levels, and changes in estimated product mix.

•	The Company expects combined operating expenses for R&D and SG&A of approximately $12.4 to $12.8 million in the third quarter.

•	The Company anticipates merger-related expenses of $1.0 to $1.5 million in the third quarter related to the proposed merger with Genesis Microchip.

•

The Company expects non-cash charges for the amortization of assembled workforce of approximately $242,000 in the third quarter.  These non-cash charges result from the September 2002 acquisition of Jaldi Semiconductor.

•	The Company expects non-cash charges related to the amortization of deferred stock compensation to be approximately $350,000 in the third quarter.

•

The Company expects interest income of approximately $300,000 in the third quarter.  This estimate is dependent on no material change to average cash balances and interest rates from those at June 30, 2003.

•

The Company expects the tax provision in the third quarter will be 35 to 40 percent of pro forma income before income taxes.  Pro forma income (loss) before income taxesrepresents income (loss) before income taxes excluding merger-related expenses and non-cash expenses for the amortization of developed technology, amortization of assembled workforce, in-process research and development expense, and amortization of deferred stock compensation.  Pro forma income (loss) before income taxes excluding these expenses differs from income (loss) before income taxes in accordance with GAAP.

About Pixelworks, Inc.

Pixelworks, headquartered in Tualatin, Oregon, is a leading provider of system-on-a-chip ICs for the advanced display market.  Pixelworks’ solutions process and optimize video, computer graphics and Web information for display on a wide variety of devices used in business and consumer markets, including flat-panel monitors, digital televisions and multimedia projectors.  Our broad IC product line is used by the world’s leading manufacturers of consumer electronics and computer display products to enhance image quality and ease of use.  For more information, please visit the Company’s Web site at www.pixelworks.com.

#####

Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.

Safe Harbor Statement

The statements by Allen Alley and the statements in the Business Outlook For Third Quarter 2003 above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the company’s business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Actual results could vary materially from the description contained herein due to many factors including those described above and the following: business and economic conditions, changes in growth in the flat panel monitor, multimedia projector, and advanced television industries, changes in customer ordering patterns, competitive factors, such as rival chip architectures, pricing pressures, insufficient, excess or obsolete inventory and variations in inventory valuation, continued success in technological advances, shortages of manufacturing capacity from our third-party foundries, litigation involving antitrust and intellectual property, the non-acceptance of the combined technologies by leading manufacturers, and other risk factors listed from time to time in the company’s Securities and Exchange Commission filings. In addition, such statements are subject to the risks inherent in investments in and acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, unanticipated costs and expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the investment or acquisition cannot be completed successfully or that anticipated benefits are not realized.  The forward-looking statements contained in this press release speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. If the company does update one or more forward-looking statements, investors and others should not conclude that the company will make additional updates with respect thereto or with respect to other forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed merger with Genesis Microchip, Inc. (NASDAQ: GNSS), Pixelworks has filed a registration statement on Form S-4, which includes a joint proxy statement/prospectus, with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT /PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by Pixelworks and Genesis Microchip with the SEC at the SEC’s web site at www.sec.gov or by contacting Pixelworks at 503/454-1750 extension 527 and through Pixelworks’ website at www.pixelworks.com.

Pixelworks and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Pixelworks and Genesis Microchip in connection with the proposed merger.  Information regarding the special interests of these directors and executive officers in the proposed merger is included in the joint proxy statement/prospectus described above.  Additional information regarding these directors and executive officers is also included in Pixelworks’ proxy statement for its 2003 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2003. This document is available free of charge by contacting the SEC or Pixelworks as indicated above.

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (GAAP BASIS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002

Revenue	$32,559	$24,644	$64,564	$46,649
Cost of revenue (1)	17,880	12,266	35,172	22,810
Gross profit	14,679	12,378	29,392	23,839

Operating expenses:
Research and development	6,250	5,275	12,344	10,727
Selling, general and administrative	6,093	5,839	12,134	11,027
Amortization of assembled workforce	242	—	485	—
In-process research and development	—	—	—	4,200
Amortization of deferred stock-based compensation	226	170	388	1,191
Merger-related expenses	1,398	—	2,977	—
Total operating expenses	14,209	11,284	28,328	27,145
Income (loss) from operations	470	1,094	1,064	(3,306)

Interest income, net	301	594	680	1,238
Income (loss) before income taxes	771	1,688	1,744	(2,068)

Provision for income taxes	970	327	1,695	478
Net income (loss)	$(199)	$1,361	$49	$(2,546)

Net income (loss) per share:
Basic	$0.00	$0.03	$0.00	$(0.06)
Diluted	$0.00	$0.03	$0.00	$(0.06)

Weighted average shares:
Basic	45,184	42,804	45,106	42,613
Diluted	45,184	44,298	46,364	42,613

(1) Includes amortization of acquired developed technology of $132 for each of the three months ended June 30, 2003 and 2002, and $264 and $220 for the six months ended June 30, 2003 and 2002, respectively.

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (PRO FORMA BASIS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,
	2003	2002	2003	2002

Revenue	$32,559	$24,644	$64,564	$46,649
Cost of revenue	17,748	12,134	34,908	22,590
Pro forma gross profit	14,811	12,510	29,656	24,059

Operating expenses:
Research and development	6,250	5,275	12,344	10,727
Selling, general and administrative	6,093	5,839	12,134	11,027
Total operating expenses	12,343	11,114	24,478	21,754
Pro forma income from operations	2,468	1,396	5,178	2,305

Interest income, net	301	594	680	1,238
Pro forma income before income taxes	2,769	1,990	5,858	3,543

Provision for income taxes	970	327	1,695	478
Pro forma net income	$1,799	$1,663	$4,163	$3,065

Pro forma net income per share:
Basic	$0.04	$0.04	$0.09	$0.07
Diluted	$0.04	$0.04	$0.09	$0.07

Weighted average shares:
Basic	45,184	42,804	45,106	42,613
Diluted	46,390	44,298	46,364	44,349

The above pro forma financial statements are presented for informational purposes only.  Our presentation of pro forma financial information excludes non-cash expenses resulting from acquisitions and the issuance of stock options, as well as unusual or infrequent expenses that are not directly attributable to our ongoing operations and are expected to be incurrred over a limited period of time.  Because of these exclusions, our presentation is not in accordance with accounting principles generally accepted in the United States of America (GAAP).  Additionally, our presentation of pro forma financial information may not be consistent with that of other companies.

We believe that the exclusion of intangible non-cash charges may help the investor better understand our liquidity position and the use of tangible resources in our operations, and the exclusion of unusual or infrequent items provides an alternative measure which may help the investor evaluate our underlying operating performance.  Pro forma information is not, and should not be considered, a substitute for financial information prepared in accordance with GAAP.

PIXELWORKS, INC.
RECONCILIATION OF GAAP TO PRO FORMA BASIS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30, 2003				Three Months Ended June 30, 2002
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma
Revenue	$32,559	$—		$32,559	$24,644	$—		$24,644
Cost of revenue	17,880	(132	)(1)	17,748	12,266	(132	)(1)	12,134
Gross profit	14,679	132		14,811	12,378	132		12,510

Operating expenses:
Research and development	6,250	—		6,250	5,275	—		5,275
Selling, general and administrative	6,093	—		6,093	5,839	—		5,839
Amortization of assembled workforce	242	(242	)(2)	—	—	—		—
Amortization of deferred stock-based compensation	226	(226	)(3)	—	170	(170	)(3)	—
Merger-related expenses	1,398	(1,398	)(4)	—	—	—		—
Total operating expenses	14,209	(1,866)		12,343	11,284	(170)		11,114
Income (loss) from operations	470	1,998		2,468	1,094	302		1,396

Interest income, net	301	—		301	594	—		594
Income (loss) before income taxes	771	1,998		2,769	1,688	302		1,990

Provision for income taxes	970	—		970	327	—		327
Net income (loss)	$(199)	$1,998		$1,799	$1,361	$302		$1,663

Net income (loss) per share:
Basic	$0.00			$0.04	$0.03			$0.04
Diluted	$0.00			$0.04	$0.03			$0.04

Weighted average shares:
Basic	45,184			45,184	42,804			42,804
Diluted	45,184			46,390	44,298			44,298

(1) Non-cash expenses for amortization of value assigned to an acquired company’s developed and other core technology at time of acquisition.
(2) Non-cash expenses for amortization of intangible assets, consisting of assembled workforce recorded in connection with the asset acquisition of Jaldi Semiconductor.
(3) Non-cash expenses associated with certain stock options issued to employees prior to the Company’s
Initial Public Offering and to employees of acquired companies.
(4) Expenses related to the proposed merger with Genesis Microchip.

PIXELWORKS, INC.
RECONCILIATION OF GAAP TO PRO FORMA BASIS
(In thousands, except per share data)
(Unaudited)

	Six Months Ended				Six Months Ended
	June 30, 2003				June 30, 2002

	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma

Revenue	$64,564	$—		$64,564	$46,649	$—		$46,649
Cost of revenue	35,172	(264	)(1)	34,908	22,810	(220	)(1)	22,590
Gross profit	29,392	264		29,656	23,839	220		24,059

Operating expenses:
Research and development	12,344	—		12,344	10,727	—		10,727
Selling, general and administrative	12,134	—		12,134	11,027	—		11,027
Amortization of assembled workforce	485	(485	)(2)	—	—	—		—
In-process research and development	—	—		—	4,200	(4,200	)(3)	—
Amortization of deferred stock-based compensation	388	(388	)(4)	—	1,191	(1,191)	(4)	—
Merger-related expenses	2,977	(2,977	)(5)	—	—	—		—
Total operating expenses	28,328	(3,850)		24,478	27,145	(5,391)		21,754
Income (loss) from operations	1,064	4,114		5,178	(3,306)	5,611		2,305

Interest income, net	680	—		680	1,238	—		1,238
Income (loss) before income taxes	1,744	4,114		5,858	(2,068)	5,611		3,543

Provision for income taxes	1,695	—		1,695	478	—		478
Net income (loss)	$49	$4,114		$4,163	$(2,546)	$5,611		$3,065

Net income (loss) per share:
Basic	$0.00			$0.09	$(0.06)			$0.07
Diluted	$0.00			$0.09	$(0.06)			$0.07

Weighted average shares:
Basic	45,106			45,106	42,613			42,613
Diluted	46,364			46,364	42,613			44,349

(1) Non-cash expenses for amortization of value assigned to an acquired company’s developed and other core technology at time of acquisition.

(2) Non-cash expenses for amortization of intangible assets, consisting of assembled workforce recorded in connection with the asset acquisition of Jaldi Semiconductor.

(3) A one-time, non-cash expense for the value assigned to an acquired company’s existing research and development projects at time of acquisition.
(4) Non-cash expenses associated with certain stock options issued to employees prior to the Company’s Initial Public Offering and to employees of acquired companies.
(5) Expenses related to the proposed merger with Genesis Microchip.

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2003	2002
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$88,760	$62,152
Short-term marketable securities	13,051	24,915
Accounts receivable, net	10,230	10,421
Inventories, net	9,722	6,788
Prepaid expenses and other current assets	4,215	3,896
Total current assets	125,978	108,172
Long-term marketable securities	4,089	14,500
Property and equipment, net	8,502	9,073
Goodwill	82,548	82,548
Acquired intangible assets	5,133	5,882
Other assets, net	6,518	7,037
Total assets	$232,768	$227,212

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,030	$5,084
Accrued liabilities and current portion of long-term debt	9,773	7,312
Total current liabilities	16,803	12,396

Shareholders’ equity	215,965	214,816
Total liabilities and shareholders’ equity	$232,768	$227,212